UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 23, 2008

POWDER RIVER PETROLEUM INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

OKLAHOMA	000-31945	84-1521645
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Park Ave., Suite 2900, Oklahoma City, OK 73102 *
(Address of Principal Executive Offices) (Zip Code)

(405) 239-2121 *
(Registrant’s Telephone Number, Including Area Code)

*	Address and telephone number are those of the Registrant’s Receiver, Bruce W. Day, Esq. See Form 8-K of Registrant, filed July 15, 2008, disclosing appointment of the Receiver.

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement..

As previously reported on the Form 8-K of Powder River Petroleum International, Inc. (the “Company”) filed July 15, 2008, on July 14, 2008, the Company was served with a complaint (the “Complaint”) alleging securities fraud and mismanagement by the Company and, individually, its President and Chief Executive Officer, Brian Fox. The Complaint was filed in the District Court of Tulsa County (the “Court”), case number CJ 2008-04855, by plaintiffs Mark Chang, Alan Kwok, and Lim Hong Beng, individuals, Huios Energy, LLC, an Oklahoma limited liability company, and OilPods Singapore Pte. Ltd., a Singapore private limited company (“Plaintiffs”). In connection with the Complaint, Plaintiffs requested, and were granted, a temporary restraining order (“TRO”) freezing the assets of the Company, as well as the appointment of a receiver, Bruce W. Day (the “Receiver”). The TRO was granted effective July 14, 2008 with a hearing on Plaintiffs’ request for a temporary injunction scheduled for July 23, 2008. On July 23, 2008, during the course of the hearing the Company’s counsel withdrew the Company’s objection to the appointment of a Receiver and the issuance of a temporary injunction. The Court, at the conclusion of the hearing, granted Plaintiffs’ request for a temporary injunction enjoining the Company, its agents and affiliates from further securities law violations, freezing the assets of the Company and requiring an accounting.

On July 25, 2008, the Receiver received written notice from Varilease Finance, Inc. (“Varilease”) that, due to the Company’s “recent adverse change in its financial condition,” Varilease was exercising its rights under that certain Master Lease Agreement dated March 14, 2008 between Varilease, as lessor, and the Company, as lessee (the “Lease”), and demanding repayment of an aggregate of $1,632,636.44, which Varilease stated had been progress funded to certain vendors on behalf of the Company for various oil rig-related equipment, plus taxes, fees, outstanding rentals and other amounts claimed by Varilease to be due in accordance with the terms of the Lease. The Company disputes that it is liable under the Lease for the return of the monies paid by Varilease, and intends to defend against any legal action taken by Varilease in connection with the Company’s claimed obligations under the Lease.

Item 8.01.	Other Events.

The disclosure set forth above in Item 2.04 regarding the issuance of a temporary injunction is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Powder River Petroleum International, Inc.

Date: July 29, 2008	By:	/s/ Bruce W. Day
Bruce W. Day
Receiver

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